Exhibit 10.41
AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (“Agreement”) between GREIT — 525 AND 600 B STREET, LP, a Virginia limited partnership (“Seller”), and HINES-SUMISEI US CORE OFFICE PROPERTIES, LP, a Delaware limited partnership (“Buyer”), is made and entered into as of the date this Agreement is executed by both Seller and Buyer (the “Effective Date”), with reference to the following facts:
A.	Seller owns a certain fee simple interest in real property located in San Diego County, California, and more specifically described in Exhibit A attached hereto, improved by a 22-story office and retail building (the “Building”) containing approximately 423,546 rentable square feet of space and an attached 5-story parking garage, and commonly known as Golden Eagle Plaza, and such other assets, as the same are herein described.

B.	Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller the Land and the associated assets.
     NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:
1.	Purchase and Sale.
1.1.	The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, all of Seller’s right, title, estate and interest in and to all of the following (hereinafter sometimes collectively, the “Property”):
1.1.1.	The Land described on Exhibit A attached hereto, together with (i) all easements, privileges and rights belonging or in any way appurtenant to the Land, (ii) any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land, and (iii) any and all air rights, subsurface rights, development rights, entitlements, wastewater capacities and credit reservations, and water rights pertaining to the Land (all of the foregoing being collectively referred to herein as the “Land”);

1.1.2.	All structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land, all gas and electric systems, lighting, heating, ventilating, and air conditioning equipment and systems, elevators, radiators, incinerators, furnaces, hot water heaters, water, sewage, and plumbing systems, fire protection and security systems, and all other fixtures attached to the Land and buildings (collectively, the “Improvements”, and together with the Land, the “Real Property”);

1.1.3.	All leases (the “Leases”), including associated amendments, with all persons (“Tenants”) leasing the Real Property or any part thereof now existing or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits and other deposits in the possession or control of Seller or its affiliates (or their respective agents, representatives and/or employees), and all of Seller’s right, title and interest in and to all guarantees, letters of credit and other similar credit enhancements providing additional security for such Leases;

1.1.4.	All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically, without limitation, all sculptures, paintings and other artwork, all equipment, furniture, tools and supplies, all plans and specifications and other architectural and engineering drawings, if any, with respect to the Land and the Improvements, and any other personal property and all related intangibles as are owned by Seller and currently located in, on or about and are used for the operation, maintenance, administration or repair of the Real Property, including Seller’s interest, if any, in the name “Golden Eagle Plaza” (the “Personal Property”);

1.1.5.	To the extent assignable, all Contracts (as defined below) and Commission Agreements (as defined below) as of the Effective Date and that are entered into by Seller after the date of this Agreement and prior to the Closing in accordance with the terms of this Agreement, in each case to the extent approved by Buyer in accordance with Section 5.2 below, but excluding any Contracts and Commission Agreements terminated by Seller on or before the Closing in accordance with Section 5.2 and the Existing Management Agreement (as defined below) terminated by Seller on or before the Closing in accordance with Section 7.1.6; and

1.1.6.	To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, consents, authorizations, variances or waivers, dedications, subdivision maps, licenses and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property (the “Permits”).
2.	Purchase Price.

Subject to the charges, prorations and other adjustments set forth in this Agreement, the total Purchase Price of the Property shall be One Hundred Sixteen Million Eight Hundred

Thousand and No/100 Dollars ($116,800,000.00) (the “Purchase Price”), payable as follows:
2.1.	Deposit/Further Payments.
2.1.1.	Concurrent with Opening of Escrow (as hereinafter defined), Buyer shall deposit into Escrow (as hereinafter defined) the amount of Four Million and No/100 Dollars ($4,000,000.00) (the “Deposit”), in the form of a wire transfer payable to Chicago Title Insurance Company, 700 Flower Street, Suite 920, Los Angeles, California 90017(the “Escrow Holder”) — Terry Gervasi, escrow officer, 213.488.4379 (phone) — 213.612.4110 (fax). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer. If Buyer terminates (or is deemed to have terminated) this Agreement for any reason during the Inspection Period (as hereinafter defined), the Deposit and all interest earned thereon shall be returned to Buyer. If the Closing occurs, the Deposit and all interest earned thereon shall be credited to Buyer’s account at the Close of Escrow.

2.1.2.	On or before Close of Escrow, Buyer shall deposit into Escrow the balance of the Purchase Price, by wire transfer payable to Escrow Holder.
3.	Title to Property.
3.1.	Title Insurance.

Escrow Holder will obtain a Form B 1970 ALTA Extended Coverage Owner’s Policy of Title Insurance (the “Title Policy”) issued to Buyer from Chicago Title Insurance Company or any other nationally recognized title company Buyer, in its sole discretion, selects (the “Title Company”) in the amount of the Purchase Price. The Title Policy shall insure that fee simple title in the Property is vested in Buyer, subject only to the Permitted Exceptions (hereafter defined).

3.2.	Procedure for Approval of Title.

During the Inspection Period, Buyer shall review and approve the Title Documents (hereinafter defined) and the Survey (hereinafter defined). If the Title Documents or Survey reflect or disclose any defect, exception or other matter affecting the Property (“Title Defects”) that is unacceptable to Buyer, then prior to the expiration of the Inspection Period, Buyer shall provide Seller with written notice of such Title Defects. Within three (3) business days after receipt of Buyer’s written notice of Title Defects, Seller may, at its sole option, notify Buyer and Escrow Holder, in writing, of Seller’s election to cure or remove any or all of such Title Defects to Buyer’s satisfaction prior to the Close of Escrow, and provide sufficient evidence of Seller’s ability to so cure or remove such Title

Defects. Notwithstanding the foregoing, and without any obligation of further written notice by either party, Buyer hereby objects to (i) any and all Title Defects caused by or on behalf of Seller and arising during the period from and after the expiration of the Inspection Period and prior to the Close of Escrow (“Seller Title Defects”) and (ii) any and all monetary liens and encumbrances (other than liens for non-delinquent general real property taxes) (“Monetary Defects”), and Seller, at its sole cost and expense, hereby agrees to cause all such Seller Title Defects and Monetary Defects to be cured and removed from title to the Property prior to or at the Close of Escrow. Prior to the Close of Escrow, Seller shall cause to be cured or removed to Buyer’s satisfaction, all Title Defects Seller elected to cure or remove pursuant to this Section 3.2 (including, without limitation, all Seller Title Defects and Monetary Defects), and Seller’s failure to do so shall constitute a default by Seller hereunder. Unless Seller provides written notice to Buyer within the aforementioned three (3) business day period that Seller elects to cure or remove any particular Title Defects (other than any Seller Title Defects and Monetary Defects), Seller shall be deemed to have elected not to cure or remove such Title Defects, and Buyer shall be entitled, as Buyer’s sole and exclusive remedies, either (i) to terminate this Agreement and to obtain a refund of the Deposit and all interest earned thereon by providing written notice of termination to Seller and returning the Due Diligence Items (hereinafter defined) before the later to occur of (A) the end of the Inspection Period, or (B) that date which is three (3) business days after Seller’s notice (or deemed election) not to cure such Title Defects, or (ii) to waive Buyer’s objections to such Title Defects (other than any Seller Title Defects and Monetary Defects) and to close this transaction as otherwise contemplated herein. If Buyer shall fail to timely terminate this Agreement in accordance with item (i) of the immediately preceding sentence, then all matters shown on the Survey or described in the Title Report (hereinafter defined), except for Seller Title Defects, Monetary Defects and any Title Defects that Seller has agreed to cure in writing, shall be deemed “Permitted Exceptions”.
4.	Due Diligence Items.
4.1.	Seller shall deliver to Buyer upon the Effective Date the following items (collectively with the items set forth in Section 4.2 below, the “Due Diligence Items”):
4.1.1.	The most recent existing ALTA survey of the Property (as Buyer may elect, at its expense, to have updated, the “Survey”);

4.1.2.	A copy of Seller’s existing title policy;

4.1.3.	A current preliminary title report or title commitment (the “Title Report”) for the issuance of the Title Policy from the Title Company, together with legible and complete copies of all documents constituting exceptions to the title as reflected in the Title Report (collectively referred to hereinafter as the “Title Documents”);

4.1.4.	A schedule of all service contracts, Commission Agreements (as defined below) and Existing Management Agreements (as defined below) affecting the Property;

4.1.5.	A schedule of all Security Deposits and Non-Cash Security Deposits (as each is defined below) in the possession or control of Seller or its affiliates (or the agents, representatives and/or employees of Seller or its affiliates);

4.1.6.	Copies of all (i) service contracts, warranties, guaranties, maintenance, repair, supply, consulting or other agreements affecting the Property (collectively, the “Contracts”); (ii) lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof (the “Commission Agreements”); and (iii) agreements currently in effect relating to the management and leasing of the Property (the “Existing Management Agreement”, in each case to the extent the same are in the possession or control of Seller or its affiliates (or the agents, representatives and/or employees of Seller or its affiliates);

4.1.7.	A current certified rent roll (the “Rent Roll”) and delinquency report, both dated as near as possible to the Effective Date but in no event more than fifteen (15) days prior to the Effective Date;

4.1.8.	Any and all capital expenditure budgets and reports, to the extent the same are in the possession or control of Seller or its affiliates (or the agents, representatives and/or employees of Seller or its affiliates);

4.1.9.	A schedule of all current or pending litigation with respect to the Property or any part, thereof, if any;

4.1.10.	Copies of any correspondence to or from governmental agencies to the extent the same are in the possession or control of Seller or its affiliates (or the agents, representatives and/or employees of Seller or its affiliates);

4.1.11.	Copies of unaudited financial statements covering the period of Seller’s ownership of the Property;

4.1.12.	Copies of (i) the property tax assessments and tax bills for the past three (3) calendar years, (ii) insurance policies and premiums, (iii) utility statements and contracts and (iv) operating expense reconciliations and base year calculations with supporting documentation for all Tenants, to the extent the same are in the possession or control of Seller or its affiliates (or the agents, representatives and/or employees of Seller or its affiliates);

4.1.13.	A copy of Guarantor’s current financial statement;

4.1.14.	Copies of any and all Leases (including any and all amendments, riders, licenses, work letters, inducement letters, side letters, indemnity and reimbursement agreements, and similar agreements) and copies of all guaranties and letters of credit relating thereto or required thereby, all sublease approvals, consents and related agreements and copies of all subleases to the extent the same are in the possession or control of Seller or its affiliates (or the agents, representatives and/or employees of Seller or its affiliates);

4.1.15.	A schedule of all outstanding Leasing Costs (hereinafter defined); and

4.1.16.	An inventory of all Personal Property located on the Property, used in the maintenance of the Property or stored for future use at the Property and an inventory of all furniture and appliances used in the units, if any.
4.2.	Seller shall make the following available for inspection by Buyer during ordinary business hours at Seller’s management office:
4.2.1.	All site plans, leasing plans, as-built plans, area calculations, surveys, drawings, plans and specifications (ADA, architectural, engineering, landscaping, interiors, etc.), construction documents, computerized or CAD documents and electronic files, mechanical, engineering, physical inspection, electrical, structural, soils, geotechnical, foundation, seismic and similar reports and/or audits relative to the Property in the possession of Seller or its authorized representatives or agents, if any;

4.2.2.	Any and all documentation which is in the possession of Seller or its authorized representatives or agents in connection with the environmental condition of the Property (including all Phase I and, if applicable, Phase II assessments and reports, all asbestos, air quality and mold reports and studies and any remediation or monitoring plans);

4.2.3.	Copies of any and all certificates of occupancy, permits, governmental entitlements/approvals and similar documents in the possession of Seller or its authorized representatives or agents;

4.2.4.	The Tenant files, books and records relating to the ownership and operation of the Property; and

4.2.5.	Copies of all maintenance schedules, records or reports relating to the Property.
From and after the Effective Date until the Closing, Buyer may reasonably request additional items in connection with its Inspections and Seller shall promptly deliver or make available such additional items to the extent the same are in the possession or control of Seller or its affiliates (or the agents, representatives and/or employees of Seller or its affiliates), but such requests during such period shall not operate to extend the Inspection Period.
5.	Inspections.

Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies or other tests, as well as to conduct studies to evaluate the legal, financial and operational documentation of the Property (collectively, the “Inspections”) at any time during the Inspection Period (hereinafter defined). Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests, tenant interviews and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer must arrange all Inspections of the Property with Seller at least twenty-four (24) hours in advance of any Inspections. Seller shall also make available for inspection by Buyer copies of the Due Diligence Items listed in Section 4 above. In the event that the review and/or Inspection conducted pursuant to this paragraph shows any fact, matter or condition to exist with respect to the Property that is unacceptable to Buyer, or if Buyer is otherwise dissatisfied with the Property for any or no reason, in Buyer’s sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedies, to (1) terminate this Agreement and obtain a refund of the Deposit plus all accrued interest thereon, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys’ fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections, other than to the extent arising from (i) any act or omission of Seller or its employees, representatives, agents or consultants, or (ii) any pre-existing liabilities, conditions or other matters merely discovered by Buyer or its employees, representatives, agents or consultants (e.g., latent environmental contamination, latent construction or other physical defects or conditions, etc.). Buyer’s indemnification obligations hereunder shall expressly exclude consequential or punitive damages. Said indemnification obligations shall survive the Closing or earlier termination of this Agreement for a period of one (1) year.
5.1.	Approval.
5.1.1.	Buyer shall have from the Effective Date through and including July 1, 2005 (the “Inspection Period”) to approve or disapprove the Inspections. If Buyer shall fail to notify Seller and Escrow Holder of its approval of the

Inspections in writing within the Inspection Period, the condition of the Property shall be deemed disapproved, and this Agreement and the Escrow shall automatically terminate, whereupon the Deposit and all interest earned thereon shall be immediately returned to Buyer, and Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Section 5 above.

5.1.2.	Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, upon written request from Seller, Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer’s ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials (the “Buyer’s Reports”); provided, however, that delivery of such copies and information by Buyer shall be without warranty or representation whatsoever, express or implied, including without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such limitations.

5.1.3.	Notwithstanding any contrary provision of this Agreement, Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by third parties are accurate or complete, such as the Survey, engineering reports and the like. Seller advises Buyer to independently verify the facts and conclusions set forth therein, provided however, Seller warrants that it has no knowledge of any material errors or misstatements in such information regarding the Property.
5.2.	Contracts; Commission Agreements. On or before the end of the Inspection Period, Buyer will designate in a written notice to Seller which Contracts and Commission Agreements Buyer will assume and which Contracts and Commission Agreements must be terminated by Seller at Closing (and Buyer agrees not to designate for such termination any Contract or Commission Agreements that require more than thirty (30) days notice of termination be given to the other party thereto). Taking into account any credits or prorations to be made pursuant to Section 6.7 for payments coming due after Closing but accruing prior to Closing, Buyer will assume the obligations arising from and after the Closing under those Contracts and Commission

Agreements which Buyer has designated will not be terminated. Seller, without cost to Seller, shall terminate at Closing all Contracts and Commission Agreements that are not so assumed.
6.	Escrow.
6.1.	Opening.

The purchase and sale of the Property shall be consummated through an escrow (“Escrow”) to be opened with Escrow Holder within two (2) business days after the Effective Date. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller (“Opening of Escrow”). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

6.2.	Close of Escrow.
6.2.1.	Escrow shall close (“Close of Escrow” or “Closing”) on July 15, 2005, subject to Seller’s options to extend such Closing date pursuant to and in accordance with the provisions of Section 9.
6.3.	Buyer Required to Deliver.

Buyer shall deliver to Escrow the following:
6.3.1.	Concurrently with the Opening of Escrow, the Deposit;

6.3.2.	On or before Close of Escrow, the payment required by Section 2.1.2, subject to the Closing adjustments, credits and prorations contemplated hereby;

6.3.3.	On or before Close of Escrow, such other documents as Title Company may reasonably require from Buyer in order to issue the Title Policy;

6.3.4.	An original counterpart executed by Buyer of an assignment and assumption agreement (the “Assignment and Assumption Agreement”) in substantially the form attached hereto as Exhibit B, whereby Seller assigns and conveys to Buyer all of Seller’s right, title and interest in and to the Leases, the Contracts and the Permits;

6.3.5.	A counterpart Closing statement (the “Closing Statement”) setting forth the Purchase Price and all amounts charged against Buyer pursuant to Section 6.7 of this Agreement.
6.4.	Seller Required to Deliver.

On or before Close of Escrow, Seller shall deliver to Escrow the following:
6.4.1.	A duly executed and acknowledged grant deed, conveying fee simple title to the Property in favor of Buyer, in substantially the form attached hereto as Exhibit D (the “Grant Deed”);

6.4.2.	An executed certificate of non-foreign status, in form reasonably acceptable to Buyer, and a duly executed California Form 593-C (Real Estate Withholding Certificate) or its then-current equivalent, stating that Seller is exempt from any withholding of Seller’s proceeds from the sale of the Property under the California Revenue and Taxation Code;

6.4.3.	A bill of sale of the Personal Property, if any, without warranty (the “Bill of Sale”), in favor of Buyer and duly executed by Seller, in substantially the form attached hereto as Exhibit C;

6.4.4.	An original counterpart executed by Seller of the Assignment and Assumption Agreement;

6.4.5.	A counterpart Closing Statement setting forth the Purchase Price and all amounts charged against Seller pursuant to Section 6.7 of this Agreement;

6.4.6.	Such other documents as Title Company may reasonably require from Seller in order to issue the Title Policy;

6.4.7.	A letter from Seller addressed to each Tenant informing such Tenant of the change in ownership and directing that future rent payments be made to Buyer (the “Tenant Letters”);

6.4.8.	[Intentionally deleted];

6.4.9.	All Non-Cash Security Deposits (defined below) in accordance with Section 6.7.1(e);

6.4.10.	Such reasonable and customary owner’s affidavit and indemnities for mechanics’ liens and other matters, in each case as may be required by the Title Company to issue the Policy;

6.4.11.	The Guaranty (as defined below) set forth in Section 25 hereof, duly executed by Guarantor for the benefit of Buyer; and

6.4.12.	A copy of corporate Resolutions, certified by the Secretary or Assistant Secretary thereof to be in force and unmodified as of the date and time of Closing, authorizing the transactions contemplated herein (including the Guaranty), the execution and delivery of the documents required hereunder (including the Guaranty), and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Seller and Guarantor or such other documentation as Buyer or Buyer’s title insurer may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder (including the Guaranty), are duly authorized, executed and delivered.
The documents delivered by Seller pursuant to Section 6.4 above shall hereinafter collectively be referred to as the “Closing Documents”.

On the Close of Escrow, Seller shall deliver to Buyer the following:
6.4.13.	All keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller’s possession; and

6.4.14.	All records and files relating to the ownership, management or operation of the Property, including, without limitation, all insurance policies, all security contracts, originals of all Leases (to the extent in Seller’s possession or control), all Tenant files (including correspondence), property tax bills, and all general ledgers, invoices, check copies and calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by Tenants.
6.5.	Buyer’s Costs.

At Closing, Buyer shall pay the following:
6.5.1.	One-half (1/2) of Escrow Holder’s fees, costs and expenses;

6.5.2.	The cost of the “ALTA portion” of the Title Policy and any endorsements (other than those which are Seller’s obligation under Section 6.6.2 below) thereto requested by Buyer;

6.5.3.	Any cost of updating the existing Survey, to the extent not previously paid by Buyer;

6.5.4.	Buyer’s attorneys’ fees; and

6.5.5.	All other costs customarily borne by purchasers of real property in San Diego, California;
6.6.	Seller’s Costs.

At Closing, Seller shall pay (or provide Buyer with a credit) for the following:
6.6.1.	One-half (1/2) of Escrow Holder’s fees, costs and expenses;

6.6.2.	The cost of the “CLTA portion” of the Title Policy and, if requested in order to insure over any title defect that Seller elected to or is required to cure, any endorsement thereto to insure over such title defect;

6.6.3.	The cost of recording the Grant Deed and such other instruments as the Title Company may consider necessary to be recorded;

6.6.4.	General prorated general real estate taxes and assessments;

6.6.5.	The amount of any special assessments due as of the Closing;

6.6.6.	Prorated charges for Contracts and any other obligations assumed by Buyer and any other operating expense items for which payments are made in arrears;

6.6.7.	Prorated prepaid rents, parking fees and charges, and other charges prepaid under the Leases;

6.6.8.	Security Deposits (other than Non-Cash Security Deposits) in accordance with Section 6.7.1(e);

6.6.9.	Any and all costs and expenses associated with the transfer, reissuance or amendment of any letters of credit or similar security for the Leases as required by Section 6.7.1(e) below;

6.6.10.	All costs and expenses required to release and discharge fully all Seller Title Defects and Monetary Defects (including, without limitation, any and all prepayment, yield maintenance, defeasance and other costs and expenses associated therewith);

6.6.11.	The cost of any real estate transfer tax, deed tax, stamp fee or conveyance fee, including all city or county transfer taxes and conveyance fees;

6.6.12.	All brokerage fees payable in connection with this transaction, as required by Section 21 of this Agreement;

6.6.13.	All tenant inducements, improvement costs, tenant improvement allowances, brokerage commissions and other costs and expenses relating to the Leases which are Seller’s obligation under this Agreement;

6.6.14.	Seller’s attorneys’ fees; and

6.6.15.	All other costs not itemized above which are customarily borne by sellers of real property in San Diego, California.
6.7.	Prorations.
6.7.1.	Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Close of Escrow, with the Buyer being deemed the owner of the Property as of the Close of Escrow:
     (a) Taxes and Assessments. All non-delinquent real property taxes, assessments and other governmental impositions of any kind or nature, including, without limitation, any special assessments or similar charges, unless the same do not constitute Permitted Exceptions hereunder (collectively, “Taxes”), which relate to the tax year within which the Closing occurs based upon the actual number of days in the tax year. With respect to any portion of the Taxes which are payable by any Tenant directly to the authorities, no proration or adjustment shall be made. The proration for Taxes shall be based upon the most recently issued tax bill for the Property. If the most recent tax bill is not for the current tax year, then the parties shall reprorate within thirty (30) days of the receipt of the tax bill for the current tax year. Upon the Close of Escrow and subject to the adjustment provided above, Buyer shall be responsible for real estate taxes and assessments on the Property payable from and after the Close of Escrow. In no event shall Seller be charged with or be responsible for any increase in the Taxes on the Property resulting from the sale of the Property to Buyer or from any improvements made or leases entered into after the Close of Escrow. Notwithstanding the foregoing, Seller will be responsible for and will indemnify and hold Buyer harmless from and against any reassessed or supplemental tax bills to the extent they relate to the period of time prior to the Close of Escrow (e.g., related to Seller’s purchase of the Property in the year 2004). With respect to all periods for which Seller has paid Taxes, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings but shall provide Buyer with copies of all communications with the taxing authorities. All net tax refunds and credits attributable to any period prior to the Close of Escrow which Seller has paid or for which Seller has given a credit to Buyer shall belong to and be the property of Seller, provided, however, that any such refunds and credits that are the property of Tenants under Leases shall be promptly remitted by Seller directly to such Tenants or to Buyer for the credit of such Tenants. All net tax refunds and credits attributable to any period subsequent to the Close of Escrow shall belong to and be the property of Buyer. Buyer agrees to cooperate with Seller as may be reasonably necessary in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Close of Escrow, as may be reasonably necessary to carry out the intention of this subparagraph, including the delivery to Seller promptly following receipt of Seller’s request therefor, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such Taxes, the execution of any and all consent or other documents, and the undertaking of any acts reasonably necessary for the collection of such refund by Seller; provided, however, Buyer shall not be obligated to incur any liability, cost or expense as a result of such cooperation.
     (b) Rents. Buyer will receive a credit at the Close of Escrow for all rents collected by Seller prior to the Closing and allocable to the period from and after the Close of Escrow based upon the actual number of days in the month. No credit shall be given the Seller for accrued and unpaid rent or any other non-current sums due from Tenants (“Delinquent Rent”) until these sums are paid, and Seller shall retain the right to collect any such rent; provided, however, Seller shall not have the right to sue any Tenant for nonpayment of rent, to file an unlawful detainer action or otherwise seek in any manner to terminate such Tenant’s lease or disturb its possession thereunder. Buyer shall cooperate with Seller after Closing to collect any Delinquent Rent as of the Closing; provided, however, Buyer shall not be obligated to sue any Tenants or exercise any legal remedies under the Leases or to incur any expense over and above its own regular collection expenses. All payments collected from Tenants after Closing shall first be applied, after deducting therefrom any cost or expense incurred by Buyer in collecting such amounts, to the month in which the Closing occurs and prorated appropriately, then to any rent due to Buyer for the period after Closing and finally to any rent due to Seller for the period prior to Closing. If rents or any portion thereof received by Seller or Buyer after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum shall promptly be paid to the other party.
     (c) CAM Expenses. To the extent that Tenants are reimbursing the landlord for common area maintenance and other operating expenses (collectively, “CAM Charges”), CAM Charges shall be prorated at Closing and again subsequent to Closing, as of the date of Closing on a Lease-by-Lease basis, with each party being entitled to receive a portion of the CAM Charges payable under each Lease for the CAM Lease Year (defined below) in which Closing occurs, which portion shall be equal to the actual CAM Charges incurred during the party’s respective periods of ownership of the Property during the CAM Lease Year. As used herein, the term “CAM Lease Year” means the twelve (12) month period as to which annual CAM Charges are owed under each Lease. Five (5) days prior to Closing, Seller shall submit to Buyer an itemization of its actual CAM Charges through such date and the amount of CAM Charges received by Seller as of such date, together with an estimate of CAM Charges to be incurred prior to, but not including, the Close of Escrow. In the event that Seller has received CAM Charges payments in excess of its actual CAM Charges, Buyer shall be entitled to receive a credit against the Purchase Price for the excess. In the event that the Seller has received CAM Charges payments less than its actual CAM Charges, to the extent that the Leases provide for a “true up” at the end of the CAM Lease Year, Seller shall be entitled to receive any deficit, but only after Buyer has received any true up payment from the Tenants. Upon receipt by either party of any CAM Charges true up payment from a Tenant, the party receiving the same shall provide to the other party its allocable share of the true up payment within five (5) business days of the receipt thereof.
     (d) Operating Expenses. All operating expenses (including all charges under the Contracts assumed by Buyer) shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Close of Escrow occurs (the “Current Billing Period”), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Close of Escrow and the number of days in the Current Billing Period from and after the Close of Escrow, and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing

Period are unavailable as of the Close of Escrow, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.
     (e) Security Deposits; Prepaid Rents. Prepaid rentals and other Tenant charges and security deposits (including any portion thereof which may be designated as prepaid rent) required under the Leases (the “Security Deposits”), to the extent the Security Deposits are in the possession or control of Seller or its affiliates (or their respective agents, representatives and/or employees) and have not been otherwise applied by Seller to any obligations of any Tenants under the Leases or otherwise returned to the Tenants, subject to confirmation by the Tenant Estoppel Certificates (defined below), shall be credited against the Purchase Price, and upon the Closing, Buyer shall assume full responsibility for all Security Deposits to be refunded to the Tenants under the Leases (to the extent the same are required to be refunded by the terms of such Leases). In the event that any Security Deposits are in the form of letters of credit or other financial instruments (the “Non-Cash Security Deposits”), Seller will, at Closing, deliver said Non-Cash Security Deposits to Buyer, and Buyer will not receive a credit against the Purchase Price for such Non-Cash Security Deposits. In order to facilitate the naming of Buyer as beneficiary under any and all such Non-Cash Security Deposits after Closing (the necessity of which the parties hereto acknowledge), Seller will, upon Buyer’s request, execute any documentation that Buyer, any issuer of any such Non-Cash Security Deposit and/or any applicable Tenant consider necessary to transfer and/or reissue said Non-Cash Security Deposit to Buyer. After Closing and until Buyer is so named as beneficiary under any such Non-Cash Security Deposit, Seller will draw upon such Non-Cash Security Deposit at the direction of and for the benefit of Buyer.
     (f) Leasing Costs. Seller shall receive a credit at the Closing for all leasing costs, including tenant improvement and refurbishments costs and allowances (the “Leasing Costs”), and its prorata leasing commissions, previously paid by Seller in connection with any new Lease or modification to an existing Lease which was entered into after the Effective Date and which is approved or deemed approved by Buyer pursuant to this Agreement, which approval included approval of the Leasing Costs. The Seller’s prorata share shall be equal to a fraction which has as its numerator the number of months left in the base term of the Lease after the Close of Escrow and which has as its denominator the number of months in the base term of the Lease. Seller shall pay (or provide Buyer with a credit at the Closing) for all Leasing Costs with respect to the premises leased as of the Effective Date by the Tenants pursuant to the Leases in effect as of the Effective

Date, to the extent that such Leasing Costs are unpaid as of the Close of Escrow.
     (g) Percentage Rent. Any percentage rents due or paid under any of the Leases (“Percentage Rent”) shall be prorated between Buyer and Seller outside of Closing as of the Close of Escrow on a Lease-by-Lease basis, as follows: (a) Seller shall be entitled to receive that portion of the Percentage Rent under each Lease for the Lease Year (hereinafter defined) in which Closing occurs, which portion shall be the ratio of the number of days of said Lease Year in which Seller was landlord under the Lease to the total number of days in the Lease Year; provided, however, Buyer shall be entitled to deduct from Seller’s portion thereof a prorata portion of any reasonable third-party costs incurred by Buyer in collecting same, and (b) Buyer shall receive the balance of Percentage Rent paid under each Lease for the Lease Year. As used herein, the term “Lease Year” means the twelve (12) month period as to which annual Percentage Rent is owed under each Lease. Upon receipt by either Buyer or Seller of any gross sales reports (“Gross Sales Reports”) and any full or partial payment of Percentage Rent from any Tenant, the party receiving the same shall provide to the other party a copy of the Gross Sales Report and a check for the other party’s prorata share (determined in accordance with the provisions hereof) of the Percentage Rent within five (5) business days of the receipt thereof. In the event that the Tenant only remits a partial payment, then the amount to be remitted to the other party shall be its prorata share of the partial payment. Nothing contained herein shall be deemed or construed to require either Buyer to Seller to pay to the other party its prorata share of the Percentage Rent prior to receiving the Percentage Rent from the Tenant, and the acceptance or negotiation of any check for Percentage Rent by either party shall not be deemed a waiver of that party’s right to contest the accuracy or amount of the Percentage Rent paid by the Tenant.
6.7.2.	Calculation; Reproration. Seller shall prepare and deliver to Buyer no later than five (5) days prior to the Close of Escrow an estimated closing statement which shall set forth the costs payable under subsection (d) and the prorations and credits provided for in this section and subsection (e) and elsewhere in this Agreement. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this Section 6.7.2. Buyer shall notify Seller within two (2) days after its receipt of such estimated closing statement of any items which Buyer disputes, and the parties shall attempt in good faith to reconcile any differences not later than one (1) day before the Close of Escrow. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties (which approval shall not be unreasonably withheld if prepared in accordance with this Agreement) shall be referred to herein as the “Closing Statement”. If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within one hundred eighty (180) days after the Close of Escrow (except with respect to CAM Charges, Percentage Rent and Taxes, in which case such adjustment shall be made within ninety (90) days after the information necessary to perform such adjustment is available), and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.

6.7.3.	Items Not Prorated. Seller and Buyer agree that (a) on the Close of Escrow, the Property will not be subject to any financing arranged by Seller; (b) none of the insurance policies relating to the Property will be assigned to Buyer, and Buyer shall responsible for arranging for its own insurance as of the Close of Escrow; and (c) utilities, including telephone, electricity, water and gas, shall be read on the Close of Escrow, and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Close of Escrow, including the posting of any required deposits, and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Close of Escrow, and any utility deposits which it or its predecessors may have posted. Accordingly, there will be no prorations for debt service, insurance or utilities. In the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in Section 6.7.1(e) above.

6.7.4.	Indemnification. Buyer and Seller shall each indemnify, protect, defend and hold the other harmless from and against any claim in any way arising from the matters for which the other receives a credit or otherwise assumes or is designated with responsibility pursuant to this Section 6.7.

6.7.5.	Survival. The provisions of this Section 6.7 shall survive the Closing for a period of six (6) months after the Closing, except that (i) the provisions of Section 6.7.1(a) shall survive the Closing for a period of three (3) years after the Closing, (ii) the provisions of Sections 6.7.1(c) and (g) shall survive the Closing for a period of one (1) year after the Closing and (iii) the provisions of Section 6.7.4 shall survive the Closing for the same survival period that applies to the particular underlying provisions of this

Section 6.7 for which such indemnification is sought (e.g., such indemnification obligations for Taxes shall survive the Closing for a period of three (3) years after the Closing).
6.8.	Determination of Dates of Performance.

Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:
6.8.1.	The date of Opening of Escrow pursuant to Section 6.1;

6.8.2.	The date of receipt of the Title Report by Buyer;

6.8.3.	The date by which title must be approved by Buyer pursuant to Section 3.2;

6.8.4.	The date by which the Inspections must be approved by Buyer pursuant to Section 5.1.1;

6.8.5.	The date by which the amounts described in Section 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Section 2 on the last date stated for its satisfaction; and

6.8.6.	The date of Close of Escrow pursuant to Section 6.2.
If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.
7.	Representations, Warranties, and Covenants.
7.1.	Representations of Seller. Seller hereby represents and warrants to Buyer as follows (which representations and warranties shall be deemed made as of one (1) business day prior to the expiration of the Inspection Period; provided, however, if the Closing is extended pursuant to the second extension option provided in Section 9, then such representations and warranties shall be remade by Seller as of the Closing):
7.1.1.	Seller is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Virginia and is in good standing in the State of California. Subject to obtaining the authorizations and approvals described in Section 26, (i) Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby, (ii) this Agreement is, and each instrument referenced herein to be delivered by Seller at the Close of Escrow shall be, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally and (iii) the individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

7.1.2.	Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness, any judgment, order, injunction, decree, regulation or ruling of any court or governmental agency, authority or body, any organizational document of Seller or its constituents, or any other agreement or instrument by which Seller is bound.

7.1.3.	Seller has not received written notice of any pending, and has no knowledge of any threatened, suit, action or proceeding affecting Seller or the Property.

7.1.4.	Other than the Leases, there are no contracts or agreements with respect to the occupancy of the Property or any portion or portions thereof which will be binding on Buyer after the Closing. The copies of the Leases, including all modifications and amendments thereto, all related material correspondence, material side letters, indemnity and/or reimbursement agreements, letters of credit and other material documentation relating thereto, and, to the extent in Seller’s possession, copies of all subleases and other occupancy agreements affecting the Property, heretofore delivered by Seller to Buyer are true, correct and complete copies thereof, and the Leases are in full force and effect and have not been amended or modified in any respect, except as evidenced by amendments, modifications or similar documents similarly delivered to Buyer with the Leases, and constitute the entire agreement between Seller and the Tenants thereunder. To Seller’s knowledge, there are no uncured defaults on the part of Seller, as landlord, or any Tenant under any Leases. No Tenant has asserted offsets or claims against rentals payable or obligations under the Leases. To Seller’s knowledge, no Tenant or any guarantor of any Lease has filed for bankruptcy, is subject to an involuntarily bankruptcy proceeding, or has been adjudicated bankrupt or admitted in writing its inability to pay its debts as they become due. No Tenant is entitled to any free rent, concessions, and no Tenant has prepaid any rents or other charges for more than one (1) month in advance.

7.1.5.	No Tenant or any other party (other than Buyer) has any right or option (including any right of first refusal or right of first offer) to purchase all or any part of the Property or any interest therein.

7.1.6.	All leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements and the Existing Management Agreement as of the Effective Date and at the Closing have been or shall be paid in full by Seller. The Existing Management Agreement shall be terminated at Closing without any cost, expense or liability to Buyer.

7.1.7.	Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.

7.1.8.	To Seller’s knowledge, Seller has received no written notice alleging any violations of law (including any federal or state environmental law), municipal or county ordinances, or other legal requirements with respect to the Property. To Seller’s knowledge, except as disclosed in the Due Diligence Documents delivered to Buyer pursuant to Section 4.2.2, there has been no production, disposal or storage on or from the Property of any Hazardous Substances (defined below) or other toxic or radioactive substances or matters by Seller or, to Seller’s knowledge, by any Tenant or any prior owner of the Real Property. To Seller’s knowledge, except as disclosed in the Due Diligence Documents delivered to Buyer pursuant to Section 4.2.2, there have been no underground storage tanks installed on or under the Land. Seller has provided Buyer with copies of all environmental reports, information, correspondence and similar material which is in Seller’s (or its agents’) possession. “Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes, any chemicals or substances known to cause cancer or reproductive toxicity or any other elements, materials, compounds, mixtures, and substances now or hereafter contained in any list of hazardous substances adopted by the EPA or Congress or otherwise designated as hazardous, toxic, pollutant, infectious, flammable, or radioactive or that might pose a hazard to health or safety, or with respect to which removal, reporting, investigation or remediation may be required or generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, regulated, prohibited or penalized under any state or federal environmental law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum, natural gas, natural gas liquids and polychlorinated biphenyls).

7.1.9.	Except for the Leases, the Contracts, the Commission Agreements and the Permitted Exceptions, there are no written or oral agreements or instruments in force and effect affecting all or any part of the Property or any interest therein which will survive the Closing or be binding upon Buyer.

7.1.10.	Complete, true and correct copies of all Contracts to be delivered by Seller pursuant to Section 4.1.4, including all modifications and amendments thereto, have been delivered to Buyer. To Seller’s knowledge, neither Seller nor any party under any Contract is in default under any Contract, and no condition exists nor has any event occurred that by notice, the passage of time, or otherwise, would constitute an event of default under any Contract.

7.1.11.	Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and Seller is exempt from any withholding of Seller’s proceeds from the sale of the Property under the California Revenue and Taxation Code.

7.1.12.	Seller has no employees to whom Buyer will have any obligation after the Closing.

7.1.13.	To Seller’s knowledge, Seller (i) has obtained all Permits required for operating the Property and all of such Permits are in full force and effect, (ii) has not taken (or failed to take) any action that would result in the revocation of such Permits, and (iii) has not received any written notice of violation thereof from any governmental or other authority, or written notice of an intention by the foregoing to revoke any Permit issued by it in connection with the use of the Property.

7.1.14.	Neither Seller nor any of its Affiliates (hereinafter defined), and to Seller’s knowledge, none of the Tenants, is (i) a person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control from time to time as a “specially designated national or blocked person” or similar status, or (ii) a person described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001 or listed on the Annex (as amended to date) of such Executive Order, or (iii) a person otherwise identified by any government or legal authority as a person with whom Buyer or any of its Affiliates are prohibited from transacting business.

7.1.15.	Seller is not: (i) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, or (ii) a “plan” described in section 4975(e)(1) of the Code, or (iii) an entity whose underlying assets are considered to include “plan assets” of any such “employee benefit plan” or “plan” (within the meaning of the plan asset regulations promulgated by the Department of Labor, 29 C.F.R. Section 2510.3-101).
     For purposes of the representations and warranties made by Seller in this Agreement, Kent Peters (Asset Management) and Rob Munson (Asset Management) are the employees of Seller and/or Seller’s affiliates or agents who, as a result of their responsibilities and duties with respect to one or more aspects of Seller’s and/or such affiliate’s interests in the Property, are the persons responsible for being aware of, and being kept informed of, the facts and circumstances pertinent to the representations and warranties made by Seller in this Agreement. If at any time before the Closing Seller or Buyer discovers facts, or facts arise, that make one or more of the representations and warranties made by Seller in this Section 7.1 materially inaccurate, Seller or Buyer (as the case may be) shall immediately notify the other in writing of such facts; provided, however, such notification shall not be deemed to cure the inaccuracy or breach, and Buyer shall have the rights hereinafter set forth with respect to any such notification of an inaccurate matter by Seller. Thereafter, Seller may elect to correct the representation and warranty and to cure the matter referred to so that its representations and warranties are no longer materially inaccurate, or may decline to do so. If Seller declines to cure such matter or if such cure is not completed by Closing, Buyer may, at its option, (i) proceed to purchase the Property pursuant to this Agreement, in which case Buyer’s objection to the inaccuracy of Seller’s representations and warranties shall be deemed waived by Buyer, or (ii) terminate this Agreement and receive an immediate return of the Deposit and all interest accrued thereon; provided, however, if such inaccuracy is attributable to events or circumstances that existed prior to the date that is one (1) business day prior to the expiration of the Inspection Period of which Seller had (or should have had) knowledge or to acts or omissions of Seller between such date and the Closing, Buyer shall be entitled to the remedies provided in Section 13.1 (including, without limitation, the right to receive reimbursement from Seller for Buyer’s Due Diligence Costs [defined below] and other expenses). In the event any such breach or inaccurate representation or warranty is not discovered prior to Closing, Buyer shall be entitled to pursue any and all rights and remedies available at law or in equity. The provisions of this Section 7.1 shall survive the Closing for a period of one (1) year after the Closing Date. Notwithstanding anything to the contrary provided in this Section 7.1, Buyer shall have no right to bring any action against Seller after Closing as a result of any inaccuracy or breach of the representations and warranties in this Section 7.1 unless and until the aggregate amount of all liability and losses (including Buyer’s attorneys’ fees and costs) arising out of all such inaccuracies and breaches exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) (in which event Seller’s liability shall be from the first (1st) dollar of said loss, subject to the other limitations herein). In addition, in no event shall Seller’s liability for all such inaccuracies and breaches under this Section 7.1 (including Seller’s liability for Buyer’s attorneys’ fees and costs in connection with such inaccuracies and breaches) exceed, in the aggregate, One Million and No/100 Dollars ($1,000,000.00). However, in the event the Closing occurs and if, prior to such Closing, Buyer has actual knowledge of any material inaccuracy of any such representation or warranty of Seller (including from any executed tenant estoppel certificates and Due Diligence Items provided to Buyer in accordance with the terms hereof), and Buyer nevertheless consummates the Closing, then Seller shall have no liability after Closing with respect to such material inaccuracy of such representation or warranty.
7.2.	Covenants of Seller. Seller hereby covenants as follows:
7.2.1.	At all times from the Effective Date through the Closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the Effective Date;

7.2.2.	From the Effective Date through the expiration of the Inspection Period, Seller will give prior written notice to Buyer of any new lease with respect to the Property and of any renewal, amendment or modification of any existing Lease (which notice shall include a description of any Leasing Costs associated therewith) that Seller will enter into (or contemplates entering into) prior to the expiration of the Inspection Period. From and after the expiration of the Inspection Period until the Closing, Seller will not enter into any new lease with respect to the Property, permit any Tenant to renew its Lease except pursuant to the terms of an existing renewal option under such Lease (however, in such event, Seller shall notify Buyer in writing of any such exercise by a Tenant of its existing renewal option, which notice shall include a description of any Leasing Costs associated therewith), or otherwise amend or modify any Lease without Buyer’s prior written consent, which consent may be withheld in Buyer’s sole and absolute discretion. Any request for Buyer’s approval of such new lease or Lease renewal, amendment or modification shall be accompanied by (i) a copy of any proposed modification or amendment of an existing Lease or of any new lease that Seller wishes to execute between the expiration of the Inspection Period and the Closing, including, without limitation, a description of any Leasing Costs associated with any proposed renewal or expansion of an existing Lease requiring Buyer’s approval hereunder or with any such new lease, and (ii) appropriate financial information on the applicable tenant and such other information as Buyer may reasonably require. Buyer shall have five (5) business days in which to approve or disapprove of any new lease or any Lease renewal (if such renewal is subject to Buyer’s approval hereunder), amendment or modification. Failure to respond in writing within said time period shall be deemed Buyer’s approval of such new lease or proposed renewal, amendment or modification. Any Leasing Costs payable with respect to a new lease or any renewal, modification or amendment of an existing Lease approved by Buyer shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease;

7.2.3.	From the Effective Date through the Closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to Closing;

7.2.4.	Seller shall not, without Buyer’s written approval, (a) amend or waive any right under any Contract, or (b) enter into any agreement of any type affecting the Property that would survive the Closing;

7.2.5.	Seller shall fully and timely comply with all obligations to be performed by it under the Leases, the Contracts, the Permits and all laws, regulations and orders applicable to the Property.

7.2.6.	During the pendency of this Agreement, Seller shall continue to operate, repair, maintain and manage the Property in a good and businesslike fashion consistent with Seller’s past practices.

7.2.7.	Seller shall use commercially reasonable efforts to obtain and deliver to Buyer as promptly as possible the Tenant Estoppel Certificates in the form required by Section 9.4 from all Tenants; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 9.4 hereof. Additionally, Seller shall submit to the Tenants such subordination, nondisturbance and attornment agreements as may be requested by Buyer or Buyer’s lender; provided, however, Buyer’s receipt of such subordination, nondisturbance and attornment agreements shall not constitute a condition to Closing.

7.2.8.	During the pendency of this Agreement, Seller shall deliver to Buyer any written notice given by Seller or received by Kent Peters or Rob Munson (and Seller shall instruct the property manager to deliver to Buyer any written notice given or received by the property manager) of any defaults under the Leases, and Seller shall not accept any rent more than thirty (30) days in advance, nor apply any security deposits or draw on any Non-Cash Security Deposits without Buyer’s consent.

7.2.9.	During the pendency of this Agreement, Seller shall deliver to Buyer any written notice received by Kent Peters or Rob Munson (and Seller shall instruct the property manager to deliver to Buyer any written notice received by the property manager) relating to the Property from any governmental authority, insurance carrier, tenant or other third party.

7.2.10.	During the pendency of this Agreement, Seller shall not make any material alterations to the Property without the prior written consent of Buyer.

7.2.11.	During the pendency of this Agreement and promptly upon Buyer’s request, Seller shall deliver to Buyer copies of any updates of (or new) Due Diligence Items that Seller receives or obtains (and Seller shall instruct the property manager to deliver to Buyer copies of any updates of (or new) Due Diligence Items that the property manager receives or obtains), except that in each case, updates of (or new) financial statements shall be excluded from the foregoing.

7.2.12.	Seller shall not knowingly take or omit to take any action that would have the effect of violating any of the representations, warranties, covenants, and agreements of Seller contained in this Agreement.

7.2.13.	During the pendency of this Agreement, Seller shall not enter into any contract or agreement regarding the sale, financing or other disposition of all or any part of, or any interest in, the Property or authorize the Broker (defined below) or any other party to do so on its behalf.
7.3. Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer’s acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, and the present and future zoning ordinances. Except as otherwise expressly set forth in this Agreement and the Closing Documents, and as expressed or implied in the Grant Deed, Buyer shall not be entitled to and shall not rely upon Seller or Seller’s agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or its operations’ compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, AND AS EXPRESSED OR IMPLIED IN THE GRANT DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY, AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS AND THE EXPRESS AND IMPLIED WARRANTIES CONTAINED IN THE GRANT DEED, BUYER WILL BE ACQUIRING THE PROPERTY “AS IS AND WHERE IS, WITH ALL FAULTS,” IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR, AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY WHICH ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS OR EXPRESS OR IMPLIED IN THE GRANT DEED. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE

SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT OR THE CLOSING DOCUMENTS OR THE SAME ARE EXPRESSED OR IMPLIED IN THE GRANT DEED. EXCEPT WITH REGARD TO THE OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS AND EXPRESSED OR IMPLIED IN THE GRANT DEED, BUYER HEREBY RELEASES SELLER AND ITS AGENTS, REPRESENTATIVES AND EMPLOYEES FROM ANY AND ALL LIABILITY RELATING TO THE CONDITION OF THE PROPERTY BEFORE OR AFTER THE CLOSE OF ESCROW AND ANY OTHER MATTER RELATING TO THE PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE CLOSE OF ESCROW; PROVIDED, HOWEVER, THE FOREGOING RELEASE SHALL NOT APPLY TO AND SHALL SPECIFICALLY EXCLUDE ANY LIABILITIES OR CLAIMS (X) MADE BY THIRD PARTIES FOR PERSONAL INJURY, PROPERTY DAMAGE OR DEATH OCCURRING DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY OR (Y) BASED ON ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ITS OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, AFFILIATES, EMPLOYEES AND SUCCESSORS AND ASSIGNS.
8.	Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:
8.1.	Buyer is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.
9.	Conditions Precedent to Closing.

The obligations of Buyer pursuant to this Agreement shall be subject to the following conditions precedent to Closing (any of which may be waived in writing by Buyer in its sole discretion):
9.1.	All of the representations and warranties of Seller set forth in Section 7.1 shall be true and correct in all material respects as of the Closing, and all of the other representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof, and Seller shall not have on or prior to Closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller’s part as required by the terms of this Agreement.

9.2.	There shall be no material adverse change in the matters reflected in the Title Report, and there shall not exist any material adverse encumbrance or Title Defect affecting the Property except for the Permitted Exceptions or matters to be satisfied at Closing.

9.3.	The Existing Management Agreement affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

9.4.	Seller shall have obtained and delivered to Buyer the Tenant Estoppel Certificates in the form attached hereto as Exhibit H, signed by each Major Tenant (defined below). Tenant Estoppel Certificates shall be deemed to satisfy this condition precedent unless they disclose material adverse matters. Buyer shall notify Seller within three (3) business days of receipt of a copy of an executed Tenant Estoppel Certificate of its approval or disapproval and the basis of such disapproval, if disapproved. If Buyer disapproves of a Tenant Estoppel Certificate executed by a Major Tenant because of a material, adverse matter disclosed therein, and Seller is unable to obtain a reasonably acceptable Tenant Estoppel Certificate from such Major Tenant prior to the Close of Escrow, this Agreement shall terminate, Buyer shall be entitled to a refund of the Deposit and all interest earned thereon, and neither party shall have any further obligation to the other except Buyer’s indemnification obligations under Section 5. As used herein, the term “Major Tenant” shall mean each of (i) Golden Eagle Insurance, (ii) Elsevier, (iii) the US Navy, (iv) Barrister Executive Services, (v) First Allied Security, (vi) California Bank & Trust and (vii) Milberg Weiss Bershad Hynes & Lerach LLP (d/b/a Lerach Coughlin Stoia Geller Rudman & Robbins LLP). The Leases between Landlord and each of the Major Tenants are hereinafter referred to as the “Major Leases.”

9.5.	The Title Company shall, at Closing, have irrevocably committed to issue to Buyer a Form B 1970 ALTA Extended Coverage Owner’s Policy of Title Insurance for the Property in an amount equal to the Purchase Price insuring fee simple title to the Property in Buyer, subject only to the Permitted Exceptions, and containing such endorsements as may be required to cure any Title Defects that Seller elects to cure or is required to cure hereunder.

9.6.	Seller shall have deposited with the Escrow Holder all documents required of Seller to be delivered into Escrow hereunder.

9.7.	No order or injunction shall have been issued by any court or administrative agency which restricts or prohibits the transactions contemplated by this Agreement.

9.8.	No default under or termination of any Major Lease and no bankruptcy or similar proceeding of any Major Tenant, shall be pending or have occurred from the expiration of the Inspection Period through the Closing.
If any such condition precedent is not fully satisfied by Closing, Buyer shall so notify Seller and may terminate this Agreement by written notice to Seller, whereupon this Agreement may be canceled, and the Deposit and all interest earned thereon shall be paid to Buyer, and thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder. However, (i) Seller shall be permitted (upon written notice to Buyer given on or prior to July 14, 2005) a one-time extension of the Closing date for a period of up to five (5) calendar days after July 15, 2005 (in which event the Closing date may be no later than July 20, 2005) (the “Extended Closing Date”), and (ii) if such extension is properly and timely exercised by Seller, Seller shall be permitted (upon written notice to Buyer given at least one (1) business day prior to such Extended Closing Date) a one-time extension to further extend the Extended Closing Date for a period up to but not later than July 29, 2005 (in which event the Closing date may be no later than July 29, 2005) (the “Second Extended Closing Date”); and provided further, however, notwithstanding any such exercise by Seller of one or both of the foregoing extension options, Seller and Buyer may, by mutual agreement, designate in writing a Closing date that is earlier than such Extended Closing Date or such Second Extended Closing Date (as applicable). Notwithstanding anything to the contrary that may be contained in any of the foregoing provisions of this paragraph, if any failure of any condition precedent is attributable to the willful or intentional acts of Seller, then Buyer shall be entitled to the remedies provided in Section 13.1 below (including without limitation, the right to receive reimbursement from Seller for Buyer’s Due Diligence Costs and other expenses).

10.	Damage or Destruction Prior to Close of Escrow.

In the event that the Property should be damaged by any casualty prior to the Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:
10.1.	Less than Six Hundred Twenty-Five Thousand Dollars ($625,000), the Close of Escrow shall proceed as scheduled, and any insurance proceeds (including any rent loss insurance applicable to any period on or after the Closing) shall be assigned and distributed to Buyer (to the extent not expended by Seller for restoration), and Buyer shall receive a credit at Closing for any deductible amount under said insurance policies and for any proceeds previously paid to Seller and not applied to the costs of restoration. Seller shall cooperate with Buyer after the Closing to assist Buyer in obtaining the insurance proceeds from Seller’s insurers.

or if said cost is:
10.2.	Greater than Six Hundred Twenty-Five Thousand Dollars ($625,000), then Buyer may elect to (i) terminate this Agreement, in which case the Deposit and all interest earned thereon shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer’s indemnification obligations under Section 5, or (ii) proceed to close under this Agreement, in which event Buyer shall be entitled to any and all insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing) otherwise payable to Seller on account of such damage, all of which shall be assigned by Seller to Buyer at the Close of Escrow, and Buyer shall receive a credit at Closing for any deductible amount under said insurance policies and for any proceeds previously paid to Seller and not applied to the costs of restoration. If Buyer fails to deliver to Seller notice of its election within the earlier to occur of (A) twenty (20) days after Buyer is notified by Seller in writing of such damage or destruction, or (B) the Closing, but in no event less than ten (10) days after Buyer is notified by Seller of such damage or destruction (and, if necessary, the Closing shall be extended to give Buyer the full 10-day period to make such election), Buyer will conclusively be deemed to have elected to terminate and receive a refund of the Deposit and all interest earned thereon as provided in clause (i) of the preceding sentence. If Buyer elects clause (ii) above, Seller will cooperate with Buyer after the Closing to assist Buyer in obtaining the insurance proceeds from Seller’s insurers.

10.3.	Notwithstanding anything to the contrary contained in this Agreement, to the extent any damage or destruction to the Property is not covered by insurance or the proceeds which are anticipated to be paid under the applicable insurance policies will be insufficient to fully repair all such damage or destruction and to fully replace all rent and other income to be lost during such repair (“Underinsured Casualty”), Buyer may terminate this Agreement by delivering written notice to Seller on or prior to the earlier of (A) twenty (20) days after Buyer is notified by Seller in writing of such Underinsured Casualty, or (B) the Closing, but in no event less than ten (10) days after Buyer is notified by Seller of such damage or destruction (and, if necessary, the Closing shall be extended to give Buyer the full 10-day period to make such decision), unless within the applicable time period Seller (without having obligation to do so) agrees to (a) repair such damage or destruction in full before the Closing, or (b) provide Buyer with a credit at Closing equal to the amount reasonably estimated by Buyer and Seller to be necessary for the repair of the damage and replacement of such lost rent and other income caused by any such Underinsured Casualty. Upon any termination by Buyer under this Section 10.3, Buyer shall be entitled to the immediate return of the Deposit and all interest earned thereon.

10.4.	The provisions of this Article 10 shall survive the Closing.
11.	Eminent Domain.
11.1.	If, before the Close of Escrow, proceedings are commenced (or threatened to commence) for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer’s intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate, the Deposit and all interest earned thereon shall be returned to Buyer, and neither party shall have any further obligation to the other except for Buyer’s indemnification under Section 5. If, before the Close of Escrow, proceedings are commenced (or threatened to commence) for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Close of Escrow, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller’s receiving notice of the commencement (or threatened commencement) of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. At such time as all or a part of the Property is subjected to any such proceedings and Buyer shall not have elected to terminate this Agreement as provided in this Section 11.1, and provided that the Inspection Period has expired and Buyer has not otherwise terminated this Agreement, (i) Buyer shall thereafter be permitted to participate in the proceedings as if Buyer were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Buyer’s prior written consent thereto in each case. The provisions of this Section 11.1 shall survive the Closing
12.	Notices.
12.1.	All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section 12.1. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested, by telecopy or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by telecopy shall be deemed given at the time of successful transmission, as evidenced by electronic confirmation received by the sender’s fax machine. Notice by Federal Express shall be deemed given on the business day following transmission. Notices shall be given to the following addresses:

Seller:	GREIT — 525 and 600 B Street, LP
c/o Theresa Hutton
Triple Net Properties, LLC
1551 N. Tustin Ave. #200
Santa Ana, CA 92705
(714) 667-8252
(714) 667-6860 fax

With Required Copy to:	Joseph J. McQuade, Esq.
Hirschler Fleischer
The Federal Reserve Bank Building, 16th Floor
701 East Byrd Street
Richmond, VA 23219
(804) 771-9502
(804) 644-0957 fax

Buyer:	Hines-Sumisei US Core Office Properties, LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attention: Charles M. Baughn
(713) 966-2636 fax

With Required Copies to:	Hines-Sumisei US Core Office Properties, LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attention: Charles N. Hazen
(713) 966-7851 fax

Hines Interests Limited Partnership
10100 Santa Monica Boulevard, Suite 180
Los Angeles, California 90067
Attention: Douglas G. Holte
(310) 407-4101 fax

Hines Interests Limited Partnership
601 South Figueroa Street, Suite 2650
Los Angeles, California 90017
Attention: Paul M. Twardowski
(213) 226-5453 fax

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: Consuella D. Simmons
(713) 229-7850 fax
13.	Remedies.
13.1.	Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, then Buyer may elect either (a) to treat this Agreement as terminated, in which case the Deposit and all interest earned thereon shall be returned to Buyer, and Buyer shall be entitled to reimbursement from Seller of all its out-of-pocket costs and expenses incurred in connection with the transaction contemplated hereby in an amount not to exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Due Diligence Costs”); or (b) to treat this Agreement as being in full force and effect and to bring an action against Seller seeking the remedy of specific performance; provided, however, Buyer shall have the right to pursue concurrently any remedies allowed by items (a) and (b) of this Section 13.1 so long as Buyer makes an election of remedies prior to the entry of a judgment. Nothing contained in this Section 13.1 shall limit Buyer’s right to recover attorneys’ and other professionals’ fees and other costs and expenses incurred in connection with a suit or arbitration under Sections 13.3 and 17 below. Notwithstanding the foregoing, Seller’s right to cure shall not be applicable to a failure to close, and the Close of Escrow shall in no event be extended pursuant to this Section 13.1.

13.2.	Defaults by Buyer. If the Closing fails to occur on account of any default by Buyer under this Agreement (for any reason other than a default by Seller), then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages (the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Buyer’s default, said Deposit is a reasonable estimate of Seller’s probable loss in the event of a default by Buyer, and Seller’s retention of said Deposit is intended not as a penalty, but as full liquidated damages), and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer’s Reports in accordance with Section 5.1.2 above.

13.3.	ARBITRATION OF DISPUTES. ANY CLAIM, CONTROVERSY OR DISPUTE, WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS SECTION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. §§ 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRABILITY OF ALL CLAIMS, AND THE DECISION OF THE ARBITRATOR AS TO ARBITRABILITY SHALL BE FINAL. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EITHER PARTY MAY APPLY TO A COURT FOR ANY PROVISIONAL REMEDY NECESSARY (e.g., AN INJUNCTION OR LIS PENDENS) SO AS TO NOT RENDER THE ARBITRATION AWARD INEFFECTUAL. IN THE EVENT EITHER PARTY SEEKS SUCH PROVISIONAL RELIEF, A PARTY WILL NOT BE DEEMED TO HAVE WAIVED ITS RIGHT TO ARBITRATE PROVIDED THAT IT CONCURRENTLY APPLIES FOR AN ORDER STAYING ALL OTHER PROCEEDINGS PENDING ARBITRATION.
A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR CALIFORNIA JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT COMMERCIAL ARBITRATION RULES AND MEDIATION PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (THE “RULES”). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH THE RULES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO, CALIFORNIA.

THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS’ AND OTHER PROFESSIONALS’ FEES AND OTHER COSTS AND EXPENSES INCURRED IN THE ARBITRATION AND ANY ACTION FOR ANCILLARY RELIEF, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR’S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.
14.	Assignment.

Buyer may assign this Agreement and Buyer’s rights hereunder to an entity or entities which are Affiliates (defined below) of Buyer or of Hines Interests Limited Partnership, a Delaware limited partnership (“Hines”). For purposes of this Agreement, (x) the term “Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Hines, as the case may be, and (y) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and (z) the terms “controlling” and “controlled” have the meanings correlative to the foregoing. Buyer shall notify Seller in writing, no later than five (5) business days prior to the Closing, of any such assignment by Buyer pursuant to this Section 14, which notice shall include the name of said assignee.

15.	Interpretation and Applicable Law.

This Agreement shall be construed and interpreted in accordance with the laws of the State of California. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms “successors and assigns” shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.	Amendment.

This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.	Attorney’s Fees.

In the event it becomes necessary for either party to file a suit or bring an arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys’ and other professionals’ fees and other costs and expenses incurred in such suit or arbitration.

18.	Entire Agreement; Survival.

This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto, nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing or earlier termination of this Agreement, except as expressly limited herein.

19.	Multiple Originals; Counterparts.

Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.	Acceptance.

Time is of the essence of this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period or the date for performance of any obligation falls upon a Saturday, Sunday, or legal holiday under federal law or the laws of the State of California, then in such event the expiration date of such period or the date for such performance shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under federal law or the laws of the State of California.

21.	Real Estate Commission.

Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker’s, finder’s or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with Eastdil as its broker (the “Broker”), and Seller will pay any commission due to Broker. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this Section 21. The provisions of this Section 21 shall survive the Closing or earlier termination of this Agreement for a period of one (1) year.

22.	Exchange.

Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Code. In such event Seller shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Buyer shall sign a customary notice of assignment, however, such assignment and the related exchange transaction shall be at no cost or expense to Buyer and shall not otherwise affect this Agreement or any of Buyer’s or Seller’s rights or obligations hereunder.

23.	Confidentiality.

Buyer agrees that, prior to the Closing, all Property information received by Buyer shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the Closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer’s representatives or Affiliates who need to know the Property information for the purpose of evaluating the Property and who are informed by Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer’s representatives or Affiliates, Hines or its Affiliates or any other entities advised by Hines or its Affiliates to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements (including without limitation, the requirements of the Securities and Exchange Commission, the New York Stock Exchange and/or any similar body or agency), to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer’s representatives or Affiliates, Hines or its Affiliates or any other entities advised by Hines or its Affiliates, to comply with regulatory or judicial processes, or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its Affiliates; (3) to prospective tenants of the Property, and (4) to the extent any such information is published as public knowledge or generally available in the public domain.

24.	Audit Cooperation.

Prior to and after the Closing, Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer access to, such factual information as may be reasonably requested by Buyer and in the possession or control of Seller or its property manager or accountants, to enable Buyer (or Hines or an Affiliate of Hines) to allow Buyer’s auditor (Deloitte & Touche LLP or any successor auditor selected by Buyer) to conduct an audit of the income statements of the Property for the year to date of the year in which the

Closing occurs, plus up to the three (3) prior calendar years. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer’s auditor a letter of representation in the form attached hereto as Exhibit I (the “Representation Letter”) covering the period from June 14, 2004 through and including December 31, 2004, and, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after the Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or an Affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information.

25.	Guaranty.

On or prior to the Close of Escrow, Seller shall cause G REIT, Inc., a Maryland corporation (“Guarantor”), to execute, for the benefit of Buyer, a guaranty substantially in the form attached hereto as Exhibit L (the “Guaranty”). Said Guaranty shall irrevocably guarantee to Buyer the due and punctual payment and performance by Seller of its obligations, covenants and agreements (including indemnification agreements) under Sections 6.7, 7.1, 13.3, 17 and 21 of this Agreement, up to the amount of One Million and No/100 Dollars ($1,000,000.00) (collectively, the “Guaranteed Sections”). The Guaranty shall terminate on April 1, 2006 as to the Guaranteed Sections.

26.	Transaction Authorizations and Approvals.

Within seven (7) business days after the Effective Date, Seller shall obtain (or cause to be obtained) and shall deliver to Buyer, (i) a copy of the resolutions of the board of directors of G REIT, Inc. authorizing the execution and delivery of this Agreement by Seller and the Guaranty by Guarantor and the performance of their respective obligations hereunder and thereunder and designating the persons who are authorized to execute and deliver such documents on behalf of Seller and Guarantor and (ii) any and all consents, approvals and other authorizations as may be necessary for Seller to enter into this Agreement and Guarantor to enter into said Guaranty.
THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

EXECUTED on this the 27th day of June, 2005.
SELLER:
GREIT — 525 AND 600 B STREET, LP,
a Virginia limited partnership

By:	GREIT — 525 and 600 B Street GP, LLC,
a Virginia limited liability company,
its general partner

	By:	Triple Net Properties, LLC,
a Virginia limited liability company,
its manager

		By:	/s/ Anthony W. Thompson

Name: Anthony W. Thompson
Title: Chief Executive Officer
EXECUTED on this the 24 day of June, 2005.
BUYER:
HINES-SUMISEI US CORE OFFICE PROPERTIES, LP,
a Delaware limited partnership

By:	Hines-Sumisei U.S. Core Office Trust,
a Maryland real estate investment trust,
its general partner

	By:	/s/ Edmund A. Donaldson

Name: Edmund A. Donaldson
Title: Vice President

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
     This First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (this “First Amendment”) is entered into effective as of the 5th day of June, 2005 (the “Amendment Date”) by and between GREIT — 525 AND 600 B STREET, LP, a Virginia limited partnership (“Seller”) and HINES-SUMISEI US CORE OFFICE PROPERTIES, LP, a Delaware limited partnership (“Buyer”).
W I T N E S S E T H:
     WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective June 27, 2005 (the “Purchase Agreement”) by and between Seller and Buyer with respect to the Property (as defined in the Purchase Agreement); and
     WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein and not expressly defined shall have the meaning given to such terms in the Purchase Agreement.
     2. Section 5.1.1. The first sentence of Section 5.1.1 of the Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
     “Buyer shall have from the Effective Date through and including July 5, 2005 (the “Inspection Period”) to approve or disapprove the Inspections.”
     3. Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect, and Seller and Buyer hereby ratify, confirm and adopt the same.
     4. Counterparts. This First Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment.
     5. Execution. This First Amendment may be executed by facsimile signature, and a facsimile signature shall constitute an original signature for all purposes.
[Remainder of page intentionally left blank]

1

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Amendment Date.
SELLER:
GREIT — 525 AND 600 B STREET, LP,
a Virginia limited partnership

By:	GREIT — 525 and 600 B Street GP, LLC,
a Virginia limited liability company,
its general partner

	By:	Triple Net Properties, LLC,
a Virginia limited liability company,
its manager

	By:	/s/ Louis N. Rogers

Name: Louis N. Rogers
Title: President
BUYER:
HINES-SUMISEI US CORE OFFICE PROPERTIES, LP,
a Delaware limited partnership

By:	Hines-Sumisei U.S. Core Office Trust,
a Maryland real estate investment trust,
its general partner

	By:	/s/ Edmund A. Donaldson

Name: Edmund A. Donaldson
Title: Vice President

2

SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
     This Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (this “Second Amendment”) is entered into effective as of the 5th day of July, 2005 (the “Amendment Date”) by and between GREIT — 525 AND 600 B STREET, LP, a Virginia limited partnership (“Seller”) and HINES-SUMISEI US CORE OFFICE PROPERTIES, LP, a Delaware limited partnership (“Buyer”).
W I T N E S S E T H:
     WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective June 27, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated June 30, 2005 (as amended, the “Purchase Agreement”) by and between Seller and Buyer with respect to the Property (as defined in the Purchase Agreement); and
     WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein and not expressly defined shall have the meaning given to such terms in the Purchase Agreement.
     2. Section 5.1.1. The first sentence of Section 5.1.1 of the Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
     “Buyer shall have from the Effective Date through and including July 6, 2005 (the “Inspection Period”) to approve or disapprove the Inspections.”
     3. Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect, and Seller and Buyer hereby ratify, confirm and adopt the same.
     4. Counterparts. This Second Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment.
     5. Execution. This Second Amendment may be executed by facsimile signature, and a facsimile signature shall constitute an original signature for all purposes.
[Remainder of page intentionally left blank]

1

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Amendment Date.
SELLER:
GREIT — 525 AND 600 B STREET, LP,
a Virginia limited partnership

By:	GREIT — 525 and 600 B Street GP, LLC,
a Virginia limited liability company,
its general partner

	By:	Triple Net Properties, LLC,
a Virginia limited liability company,
its manager

	By:	/s/ Louis N. Rogers

Name: Louis N. Rogers
Title: President
BUYER:
HINES-SUMISEI US CORE OFFICE PROPERTIES, LP,
a Delaware limited partnership

By:	Hines-Sumisei U.S. Core Office Trust,
a Maryland real estate investment trust,
its general partner

	By:	/s/ Edmund A. Donaldson

Name: Edmund A. Donaldson
Title: Vice President

2

THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
     This Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (this “Third Amendment”) is entered into effective as of the 6th day of July, 2005 (the “Amendment Date”) by and between GREIT — 525 AND 600 B STREET, LP, a Virginia limited partnership (“Seller”) and HINES-SUMISEI US CORE OFFICE PROPERTIES, LP, a Delaware limited partnership (“Buyer”).
W I T N E S S E T H:
     WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective June 27, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated June 30, 2005, and as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated July 5, 2005 (as amended, the “Purchase Agreement”) by and between Seller and Buyer with respect to the Property (as defined in the Purchase Agreement); and
     WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein and not expressly defined shall have the meaning given to such terms in the Purchase Agreement.
     2. Section 5.1.1. The first sentence of Section 5.1.1 of the Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
     “Buyer shall have from the Effective Date through and including July 8, 2005 (the “Inspection Period”) to approve or disapprove the Inspections.”
     3. Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect, and Seller and Buyer hereby ratify, confirm and adopt the same.
     4. Counterparts. This Third Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment.
     5. Execution. This Third Amendment may be executed by facsimile signature, and a facsimile signature shall constitute an original signature for all purposes.
[Remainder of page intentionally left blank]

1

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Amendment Date.
SELLER:
GREIT — 525 AND 600 B STREET, LP,
a Virginia limited partnership

By:	GREIT — 525 and 600 B Street GP, LLC,
a Virginia limited liability company,
its general partner

	By:	Triple Net Properties, LLC,
a Virginia limited liability company,
its manager

	By:	/s/ Louis J. Rogers

Name: Louis J. Rogers
Title: President
BUYER:
HINES-SUMISEI US CORE OFFICE PROPERTIES, LP,
a Delaware limited partnership

By:	Hines-Sumisei U.S. Core Office Trust,
a Maryland real estate investment trust,
its general partner

	By:	/s/ Edmund A. Donaldson

Name: Edmund A. Donaldson
Title: Vice President

2

FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
     This Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (this “Fourth Amendment”) is entered into effective as of the 8th day of July, 2005 (the “Amendment Date”) by and between GREIT — 525 AND 600 B STREET, LP, a Virginia limited partnership (“Seller”) and HINES-SUMISEI US CORE OFFICE PROPERTIES, LP, a Delaware limited partnership (“Buyer”).
W I T N E S S E T H:
     WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective June 27, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated June 30, 2005, and as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated July 5, 2005, and as further amended by that certain Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated July 6, 2005 (as amended, the “Purchase Agreement”) by and between Seller and Buyer with respect to the Property (as defined in the Purchase Agreement); and
     WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein and not expressly defined shall have the meaning given to such terms in the Purchase Agreement.
     2. Section 5.1.1. The first sentence of Section 5.1.1 of the Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
     “Buyer shall have from the Effective Date through and including July 12, 2005 (the “Inspection Period”) to approve or disapprove the Inspections.”
     3. Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect, and Seller and Buyer hereby ratify, confirm and adopt the same.
     4. Counterparts. This Fourth Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment.
     5. Execution. This Fourth Amendment may be executed by facsimile signature, and a facsimile signature shall constitute an original signature for all purposes.

1

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the Amendment Date.
SELLER:
GREIT — 525 AND 600 B STREET, LP,
a Virginia limited partnership

By:	GREIT — 525 and 600 B Street GP, LLC,
a Virginia limited liability company,
its general partner

	By:	Triple Net Properties, LLC,
a Virginia limited liability company,
its manager

	By:	/s/ Anthony W. Thompson

Name: Anthony W. Thompson
Title: President and CEO
BUYER:
HINES-SUMISEI US CORE OFFICE PROPERTIES, LP,
a Delaware limited partnership

By:	Hines-Sumisei U.S. Core Office Trust,
a Maryland real estate investment trust,
its general partner

	By:	/s/ Edmund A. Donaldson

Name: Edmund A. Donaldson
Title: Vice President

2